NEWS RELEASE

SOUTHWESTERN ENERGY CHANGES CORPORATE GOVERNANCE POLICIES

Board of Directors strengthens the company's corporate governance with adoption of director resignation policy and other changes

Rights plan to be terminated

Houston, Texas – February 25, 2010...Southwestern Energy Company (NYSE: SWN) today announced that the company has amended its bylaws and corporate governance guidelines to establish a new policy that now requires a nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to submit an offer of resignation.  The company’s corporate governance guidelines have also been amended to reflect additional improvements recently adopted by the Board, including stock ownership guidelines for directors.  The Board of Directors also recently established stock ownership guidelines for the company’s senior executives.

“The decision to implement these governance changes reflects our commitment to having sound corporate governance policies and practices and bolsters what we believe is an already strong corporate governance platform.  These enhancements will ensure that the company continues to be governed in the best interests of its stockholders,” said Steve Mueller, President and Chief Executive Officer of Southwestern Energy.

Separately, the company’s Board of Directors also voted to accelerate the expiration of the company’s current shareholder rights plan, which was scheduled to expire in April 2019, to be effective as of 5:00 p.m., New York City time, on February 26, 2010.

“With respect to rights plan, the board of directors regularly evaluates the effectiveness of and need for a rights plan and has determined that the plan is unnecessary at this time,” Mr. Mueller stated.  “The Board of Directors will continue to make such evaluations in the future and will take such actions that it determines in the exercise of its fiduciary duties to be necessary or advisable in order to protect the interests of our stockholders."

Southwestern Energy Company is an integrated company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Vice President, Investor Relations
	And Chief Financial Officer	(281) 618-4897
(281) 618-4803

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